Exhibit 4.2

SUPPLEMENT NO. 2 dated as of April 12, 2021 (this “Supplement”) to the SECURITY AGREEMENT dated as of October 2, 2020 (as supplemented by Supplement No. 1 to the Security Agreement, dated as of February 1, 2021, and as further supplemented from time to time, the “Security Agreement”), among CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Holdings”), certain subsidiaries of the Borrower listed on Annex A thereto (each such Subsidiary and any other Subsidiary of the Borrower that may become a party thereto from time to time, a “Subsidiary Grantor”, the Subsidiary Grantors, Holdings and the Borrower are referred to collectively as the “Grantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

A.Reference is made to the Credit Agreement dated as of October 2, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), Swingline Lender and an Issuing Bank.

B.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.The Grantors have entered into the Security Agreement in order to induce (a) the Administrative Agent, the Lenders and the Issuing Banks to enter into the Credit Agreement, (b) the Lenders and the Issuing Banks to make their respective Extensions of Credit and (c) one or more Secured Hedging Providers to enter into Hedging Agreements with the Borrower and/or the other Loan Parties and one or more Cash Management Banks to enter into Cash Management Agreements with the Borrower and/or the other Loan Parties.

D.Subsection 9.13 of the Security Agreement provides that each Subsidiary of the Borrower that executes and delivers this Supplement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders and the Issuing Banks to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1.In accordance with subsection 9.13 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of its Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a Security Interest in all of the Collateral of the

New Grantor, in each case whether now or hereafter existing or in which now has or hereafter acquires an interest.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent.  This Supplement shall become effective as to the New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent.

SECTION 4.The New Grantor hereby represents and warrants that (a) set forth on Schedule I-A attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor, (b) set forth on Schedule I-B hereto is (i) the exact legal name of the New Grantor, as such name appears in its respective certificate of incorporation or any other organizational document, (ii) the jurisdiction of formation of the New Grantor, (iii) the chief executive office of the New Grantor, (iv) the type of entity of the New Grantor, (v) the Federal Taxpayer Identification Number and organizational identification number, if any, of the New Grantor and (c) as of the date hereof (i) Schedule II hereto sets forth all of the New Grantor’s Copyright Licenses, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Copyright Office, all of the New Grantor’s Copyrights (and all applications therefor), (iii) Schedule IV hereto sets forth all of the New Grantor’s Patent Licenses, (iv) Schedule V hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of the New Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto sets forth all of the New Grantor’s Trademark Licenses, (vi) Schedule VII hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of the New Grantor’s Trademarks (and all applications therefor) and (vii) Schedule VIII hereto sets forth all Commercial Tort Claims of the New Grantor in excess of $10,000,000.

SECTION 5.Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.All notices, requests and demands pursuant hereto shall be made in accordance with Section 9.01 of the Credit Agreement.  All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 9.01 to the Credit Agreement.

SECTION 9.The New Grantor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

Consolidated Communications of PENNSYLVANIA Company, LLC

By: /s/ Steven L. Childers
Name: Steven L. Childers
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By: /s/ Paul Ingersoll
Name: Paul Ingersoll
Title: Director

[Signature Page to Supplement No. 2 to Security Agreement]

SCHEDULE I-A
TO SUPPLEMENT NO. 2 TO THE
U.S. SECURITY AGREEMENT

LOCATIONS OF COLLATERAL

Company Name	Address	City	State
Consolidated Communications of Pennsylvania Company, LLC	311 Lincoln Avenue	Bentleyville	PA
Consolidated Communications of Pennsylvania Company, LLC	604-608 Main Street	Bentleyville	PA
Consolidated Communications of Pennsylvania Company, LLC	Washington St	Cokeburg	PA
Consolidated Communications of Pennsylvania Company, LLC	6517 Mars Road (Criders Corner CO)	Cranberry Twp	PA
Consolidated Communications of Pennsylvania Company, LLC	Freeport Central Office, 305 6th Street	Freeport	PA
Consolidated Communications of Pennsylvania Company, LLC	4008 Gibsonia Road	Gibsonia	PA
Consolidated Communications of Pennsylvania Company, LLC	4008 Gibsonia Road	Gibsonia	PA
Consolidated Communications of Pennsylvania Company, LLC	4008 Gibsonia Road Bldg 1	Gibsonia	PA
Consolidated Communications of Pennsylvania Company, LLC	4008 Gibsonia Road Bldg 2	Gibsonia	PA
Consolidated Communications of Pennsylvania Company, LLC	15 Magnolia Ave	Marianna	PA
Consolidated Communications of Pennsylvania Company, LLC	Mars Central Office, 128 Irvine Street,	Mars	PA
Consolidated Communications of Pennsylvania Company, LLC	Sarver Central Office, 407 Sarver Road, Sarver	Sarver	PA
Consolidated Communications of Pennsylvania Company, LLC	Saxonburg Central Office, 105 W. Main Street	Saxonburg	PA

Consolidated Communications of Pennsylvania Company, LLC	Curtisville Central Office, 38 Hill Street	Tarentum	PA
Consolidated Communications of Pennsylvania Company, LLC	Cooperstown Central Office, 1194 Pittsburgh Road	Valencia	PA
Consolidated Communications of Pennsylvania Company, LLC	Wexford Central Office, 150 Wexford Bayne Road	Wexford	PA

SCHEDULE I-B
TO SUPPLEMENT NO. 2 TO THE
U.S. SECURITY AGREEMENT

NEW GRANTOR INFORMATION

Legal Name	Jurisdiction of Formation	Location of Chief Executive Office	Type of Entity	Federal Taxpayer Identification Number and Organizational Identification Number
Consolidated Communications of Pennsylvania Company, LLC	Delaware	2116 S. 17th Street Mattoon, IL 61938	Limited liability company	TIN: 26-3872130 OIN: 4621629

SCHEDULE II
TO SUPPLEMENT NO. 2 TO THE
U.S. SECURITY AGREEMENT

COPYRIGHT LICENSES

None.

SCHEDULE III
TO SUPPLEMENT NO. 2 TO THE
U.S. SECURITY AGREEMENT

COPYRIGHTS

None.

SCHEDULE IV
TO SUPPLEMENT NO. 2 TO THE
U.S. SECURITY AGREEMENT

PATENT LICENSES

None.

SCHEDULE V
TO SUPPLEMENT NO. 2 TO THE
U.S. SECURITY AGREEMENT

PATENTS

None.

SCHEDULE VI
TO SUPPLEMENT NO. 2 TO THE
U.S. SECURITY AGREEMENT

TRADEMARK LICENSES

None.

SCHEDULE VII
TO SUPPLEMENT NO. 2 TO THE
U.S. SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks
Registered Owner/Grantor	Trademark	Registration No.	Application No.
None.

Foreign Trademarks
Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country
None.

SCHEDULE VIII
TO SUPPLEMENT NO. 2 TO THE
U.S. SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None.